EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned principal executive officer of RefcoFund Holdings, LLC, the general partner (the “General Partner”) of S&P Managed Futures Index Fund, LP (the “Fund”), and principal financial officer of the General Partner hereby certifies that:

(1)           the accompanying Quarterly Report on Form 10-Q the Fund for the quarterly period ended March 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: November 8, 2004	/s/ Richard C. Butt
Richard C. Butt
President
(principal executive officer)
RefcoFund Holdings, LLC
General Partner

/s/ Philip Silverman
Philip Silverman
Secretary
(principal financial and accounting officer)
RefcoFund Holdings, LLC
General Partner

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.